                                                                   EXHIBIT 10.11



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                           STOCKHOLDERS' AGREEMENT



                                    among



                           THE PLOW & HEARTH, INC.,



                             1-800-FLOWERS, INC.,



                                     and



                     the Persons set forth on Schedule A



================================================================================



                   Dated as of the ____ day of March, 1998

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                              TABLE OF CONTENTS



                                                                          Page

                                                                          ----



1.    DEFINITIONS............................................................1

      1.2   ................................................................12



2.    STOCK OWNERSHIP.......................................................14

      2.1   Authorized Capital Stock and Current Ownership..................14

      2.2   Limited Preemptive Rights.......................................14

      2.3   Certain Limitations on Issuance of Options and Shares...........15



3.    MANAGEMENT............................................................16

      3.1   Management......................................................16

      3.2   Election and Removal of Directors...............................16

      3.3   Officers........................................................18

      3.4   Quorum and Vote.................................................19

      3.5   Limitation on Management Power..................................19

      3.6   Certain Transactions between the Company and its

            Affiliates......................................................21

      3.7   Confidentiality Agreement.......................................22

      3.8   Action by Stockholders..........................................22



3.9   Other Arrangements....................................................22



4.    RESTRICTIONS ON TRANSFERABILITY OF SHARES.............................22

      4.1   Restrictions Upon Transfer of Shares............................22

      4.2   Restrictive Legend on Certificates..............................23



5.    PERMITTED TRANSFERS...................................................23

      5.1   Transfers to Permitted Transferees..............................23

      5.2   Transfer by Flowers.............................................24

      5.3   Additional Requirements of Transfer.............................24





6.    PUT AND CALL OPTIONS..................................................26

      6.1   Management Stockholder Put Option...............................26

      6.2   Company Call Option.............................................28

      6.3   Limitation on Company Obligation to Purchase Shares.............30

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7.    BRING ALONG AND TAKE ALONG............................................31

      7.1   Bring Along Option..............................................31

      7.2   Take Along Option...............................................32

      7.3   ................................................................33

      7.4   Relationship to Section 8.......................................33



8.    LIMITED RIGHT OF FIRST OFFER..........................................33

      8.1   ................................................................33

      8.2   Exercise of First Offer Option..................................34

      8.3   Exercise of First Offer Option..................................34



9.    MANAGEMENT STOCKHOLDERS CONVERSION AND CASH OUT OPTIONS...............35

      9.1   Conversion and Cash Out Options.................................35

      9.2   Exercise of Management Stockholder Options......................36

      9.3   Exercise of Issuer Conversion Option............................37

      9.4   Conversion of Shares on Effective Date and

            Consummation Date...............................................37

      9.5   Cash Out Of Shares..............................................40

      9.6   Purchase of Shares on Private Sale Consummation Date............40



10.   PIGGYBACK REGISTRATION RIGHTS.........................................41

      10.1  Registration....................................................41

      10.2  Obligations of the Issuer.......................................41

      10.3  Obligations of the Holder.......................................42

      10.4  Expenses of Registration........................................43



11.   TERM..................................................................43

      11.1 .................................................................43

      11.2 .................................................................44



12.   MISCELLANEOUS.........................................................44

      12.1  Expenses........................................................44

      12.2  Notices.........................................................44

      12.3  Entire Agreement................................................46

      12.4  Waivers and Amendments; Non-Contractual Remedies;

            Preservation of Remedies........................................46

      12.5  Governing Law...................................................46

      12.6  Dispute Resolution..............................................46

      12.7  Consent to Jurisdiction.........................................46

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      12.8  Binding Effect; No Assignment...................................47

      12.9  Further Assurances..............................................47

      12.10 Severability....................................................47

      12.11 Counterparts....................................................47

      12.12 Headings; Interpretation........................................47

      12.13 Third Parties...................................................47

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                           STOCKHOLDERS' AGREEMENT



      THIS STOCKHOLDERS' AGREEMENT dated as of the __ day of March, 1998 (the

"Agreement") among THE PLOW & HEARTH, INC., a Virginia corporation having an address at Route 230 West, Madison, Virginia 22727 (the "Company"),

1-800-FLOWERS, INC., a Delaware corporation having an address at 1600 Stewart

Avenue, Westbury, New York 11590 ("Flowers") and the Persons set forth on

Schedule A annexed hereto and incorporated herein;



                             W I T N E S S E T H



      WHEREAS, upon the date hereof, Flowers has acquired 88.31% of the issued and outstanding shares of capital stock of the Company (70% of the issued and outstanding capital stock on a fully diluted basis) ("Acquisition") pursuant to a Stock Purchase Agreement dated as of March 9, 1998 among the Company, Flowers and the Sellers referred to therein (the "Stock Purchase Agreement"); and



      WHEREAS, the Stockholders and the Company desire to promote their mutual interests by agreeing that the business and affairs of the Company shall, from and after the date hereof, be conducted subject to the terms and conditions hereof and by imposing certain restrictions on the sale or other transfer of the

Shares owned by the Stockholders.



      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, each of the Stockholders and the Company agree as follows:



      1. DEFINITIONS



            1.1 In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:



                  (a) "Affiliate" shall mean, with respect to any Person, (i)

any other Person, who directly or indirectly, is in control of, is controlled by or is under common control with, such Person, and (ii) any natural person who is a director or officer of such Person or of any Person described in clause (i)

above. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of capital stock, by contract or otherwise.

                  (b) "Bankruptcy" of a Person shall mean (A) the filing by that

Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States

Code or any other federal or state insolvency law, or a Person's filing an answer or otherwise consenting to or acquiescing in any such petition, (B) the making by a Person of any assignment for the benefit of its creditors with respect to substantially all of the assets of such Person or (C) the expiration of 90 days after the filing of an involuntary petition under Title 11 of the

United States Code, an application for the appointment of a receiver for substantially all of the assets of a Person, or any involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been dismissed, vacated, set aside, stayed or otherwise disposed of within such

90-day period.



                  (c) "Board" shall mean the Board of Directors of the Company.



                  (d) "Call Event" shall mean (i) the Bankruptcy of a Management

Stockholder or Optionholder; (ii) the death of a Management Stockholder or

Optionholder or the death of a Management Stockholder's or Optionholder's

Related Employee; (iii) the termination of employment of a Management

Stockholder or Optionholder or a Management Stockholder's or Optionholder's

Related Employee, with the Company and its Subsidiaries for any reason other than without Cause, as a result of a Constructive Termination Without Cause, the failure of the Company to offer to Renew Employment or the failure of such

Management Stockholder, Optionholder or Related Employee to accept an offer to

Renew Employment; or (iv) a breach or other violation by a Management

Stockholder or Optionholder or a Management Stockholder's or Optionholder's

Related Employee or one of their respective Affiliates of any Confidentiality

Agreement or any Non-Competition Agreement.



                  (e) "Call Period" shall mean (i) the sixty (60) day period commencing on April 3, 2004 [the sixth anniversary of the date hereof] and terminating on June 3, 2004 and (ii) in the event of the termination of employment of a Management Stockholder, Optionholder or a Management

Stockholder's or Optionholder's Related Employee without Cause or as a result of a Constructive Termination without Cause, or in the event of the failure of the

Company to offer to Renew Employment to a Management Stockholder, Optionholder

or Related Employee or the failure of a Management Stockholder, Optionholder or a Management Stockholder's or Optionholder's Related Employee to accept an offer to Renew Employment, in each case prior to the commencement of the period referred to in clause (e)(i) above (the "Delayed Call Event"), the later of (A)

the sixty (60) day period commencing on April 3, 2002 [the fourth anniversary of the date hereof] and terminating on June 3, 2002 or (B) the period commencing on the occurrence of the Delayed Call Event and terminating sixty (60) days thereafter.

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                  (f) "Call Period Trigger Date" shall mean April 3, 2004 [the sixth anniversary of the date hereof].



                  (g) "Call Price" shall mean:



                        (i) except as otherwise provided in clauses (ii), (iii)

and (iv) below, the product of (A) the Management Stockholder's or

Optionholder's Proportionate Interest multiplied by (B) the Company Value;



                        (ii) if a Call Event results from a termination of

employment for Cause, the product of (A) the Management Stockholder's or

Optionholder's Proportionate Interest multiplied by (B) 50% of the Company

Value;



                        (iii) in the case of Rice and any Management Stockholder

or Optionholder of whom Rice is a Related Employee, if a Call Event results from a voluntary termination of employment by Rice other than as a result of

Constructive Termination Without Cause, the product of (A) the Management

Stockholder's or Optionholder's Proportionate Interest multiplied by (B) (1)

until April 3, 1999 [the first anniversary of the date hereof], 50% of the

Company Value; (2) from and after April 3, 1999, until April 3, 2000 [the second anniversary of the date hereof], 75% of the Company Value; (3) from and after

April 3, 2000 until April 3, 2001, [the third anniversary of the date hereof],

90% of the Company Value; and (4) thereafter 100% of the Company Value;



                        (iv) in the case of any Person other than Rice or any

Management Stockholder or Optionholder of whom such other Person is a Related

Employee, if a Call Event results from a voluntary termination by the Management

Stockholder, Optionholder or Related Employee other than a Constructive

Termination Without Cause, the product of (A) the Management Stockholder's or

Optionholder's Proportionate Interest multiplied by (B)(1) until April 3, 1999

[the first anniversary of the date hereof], 50% of the Company Value and (2)

thereafter, 100% of the Company Value.



In all cases the Call Price shall be reduced by any loans, advances or similar monetary obligations owed or otherwise outstanding from the Management

Stockholder, Optionholder, or such Management Stockholder's or Optionholder's

Related Employee or their respective Affiliates (whether or not otherwise due and payable) to the Company or its Affiliates and any amounts owed to the

Company or its Affiliate by the Management Stockholder, Optionholder, or their respective Related Employee with respect to the exercise of Options or other

Purchase Rights.

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                  (h) "Cash Out Price" shall mean with respect to any Management

Stockholder or Optionholder, (i) the product of the Company Value multiplied by such Management Stockholder's or Optionholder's Proportionate Interest, less

(ii) any loans, advances or similar monetary obligations owed or otherwise outstanding from such Management Stockholder or Optionholder or their respective

Related Employee or Affiliates (whether or not, otherwise due and payable) to the Company or its Affiliates, and any amounts owed by such Management

Stockholder, Optionholder or their respective Related Employee to the Company or its Affiliates with respect to the exercise of Options or other Purchase Rights.



                  (i) "Cause" shall have the same meaning as in the employment

(or consultancy) agreement between the Company and the applicable employee (or consultant), and if no such agreement shall exist or if such term is not defined in such agreement, the term "Cause" shall mean (i) the failure of the employee

(or consultant) to perform his material duties and obligations to the Company,

which failure continues unremedied for a period of ten (10) business days after receipt of written notice thereof from the Company; (ii) the conviction of the employee (or consultant) of any felony, or the conviction of the employee of a misdemeanor which involves moral turpitude, or the entering by him of a plea of guilty or nolo contendere with respect to any of the foregoing; (iii) any conduct by the employee (or consultant), which in the reasonable determination of the Board is likely to adversely affect in any material respect the reputation or public image of the Company or any Affiliate thereof, provided,

the employee (or consultant) is given the opportunity upon 5 days' prior notice to be heard by the Board prior to such termination; (iv) the commission by the employee (or consultant) of any act involving fraud, misappropriation of funds,

dishonesty, disloyalty, breach of fiduciary duty or other gross misconduct injurious to the Company or any Affiliate; (v) the determination by the Board that the employee (or consultant) is dependent upon the use of alcohol or drugs;

(vi) a breach by the employee of any Confidentiality Agreement or any

Non-Competition Agreement; or (vii) a violation or breach by the employee (or consultant) of any material term of his employment (or consultancy) agreement with the Company or any of its Subsidiaries, and the failure of the employee (or consultant) to cure such violation or breach within ten (10) days after receipt of written notice thereof from the Company.



                  (j) "Common Stock" shall mean the shares of common stock, par value $.10 per share, of the Company.



                  (k) "Company Value" shall mean the product of (i) seven (7)

multiplied by (ii) the EBIT of the Company for the twelve-month period ending on the last day of the calendar month preceding (A) in the case of a Put Option,

the Put Event or the Put Period Trigger Date, as the case may be; (B) in the case of a Call Option, the Call Event, or the Call Period Trigger Date, as the

case may be; (C) in the case of a Call Option triggered by the circumstances described in Section 1.1(e)(ii), the later of the Put Period Trigger Date or the

Delayed Call Event;

(D) in the case of a Cash Out Option, the Effective Date or the Consummation

Date, as the case may be, or (E) in the case of Section 2.2(b), the Investment

Date, or if any such date is the last day of a month, on such date.



                  (l) "Confidentiality Agreement" shall mean a Confidentiality and Non-Disclosure Agreement substantially in the form of Exhibit C annexed hereto, or any other agreement or arrangement between any member of the Flowers

Group, on the one hand, and a Management Stockholder, Optionholder, a Related

Employee of a Management Stockholder or Optionholder or one of their respective

Affiliates, on the other hand, which restricts or otherwise limits the disclosure or use of any confidential, proprietary or other information or material of one or more members of the Flowers Group by the Management

Stockholder, Optionholder, Related Employee or one of their respective

Affiliates, including, but not limited to, any such agreement or arrangement included in an employment or consulting agreement.



                  (m) "Constructive Termination Without Cause" shall have the same meaning as in the employment or consulting agreement between the Company and the applicable employee (or consultant), and if no such agreement shall exist or such term shall not be defined in such agreement, "Constructive

Termination Without Cause" shall mean a termination of the employee's (or consultant's) employment (or consultancy) at his initiative following the occurrence, without the employee's (or consultant's) prior written consent, of one or more of the following events: (i) a reduction in the employee's (or consultant's) then current base salary payable; (ii) a reduction in the employee's (or consultant's) other material employee benefit plans and programs maintained by the Company generally on behalf of its employees on the date hereof; provided, however, that it shall not be deemed a Constructive

Termination Without Cause if the Company reduces or terminates a material employee benefit plan or program because the maintenance of such plans or program would adversely affect the tax treatment of any benefit provided to any other employee of the Company or the Flowers Group or the tax qualified status of any employee benefit plan or program maintained by the Company or any other member of the Flowers Group during such period, provided that, in lieu of such reduced or the terminated benefit plan or program, the Company shall provide the employee with benefits that are comparable to employee benefit plans and programs which Flowers from time to time generally makes available to its employees; (iii) the failure to elect or reelect the employee (or consultant) to any of the positions in the Company to which the Company has contractually agreed to elect or reelect the employee (or consultant); (iv) an action by the

Company which results in a material diminution in employee's (or consultant's)

authority or duties as an executive of the Company (if he is serving as an executive of the Company), excluding any isolated or inadvertent action; or (v)

if the employee (or consultant) is relocated to a Company office that is located more than 65 miles from the Company's current headquarters located at Route 230

West, Madison, Virginia.

                  (n) "Consummation Date" shall mean the date as of which a Sale

(other than a Private Sale) is deemed consummated.



                  (o) "Consummation Time" shall mean the time on the

Consummation Date as of which a Sale (other than a Private Sale) is deemed consummated.



                  (p) "Conversion Ratio" shall mean with respect to any class of

Shares held by the Management Stockholders or deemed to be held by the

Optionholders, the ratio at which such class shall be converted into a class of capital stock of the Issuer.



                  (q) "Disability" shall have the same meaning as set forth in the employment (or consultancy) agreement between the applicable employee (or consultant) and the Company, and if no such agreement shall exist or if such term is not defined in such agreement, the term "Disability" shall mean the determination by a physician selected by the Company that the employee (or consultant) is unable, by reason of physical or mental illness, to perform his duties and responsibilities to the Company for a period of 90 consecutive days or a period of in excess of 180 days (whether or not consecutive) during any calendar year during the term of his employment, or if a court of competent jurisdiction declares the employee (or consultant) is of unsound mind or otherwise incapable of carrying out his duties and responsibilities to the

Company.



                  (r) "EBIT" of the Company shall mean the consolidated income of the Company and its consolidated subsidiaries before interest and taxes and,

until the Company's bonus pool plan existing on the date hereof is terminated,

expenses incurred by the Company under the existing bonus pool plan, calculated by the Company's independent certified public accountant in accordance with generally accepted accounting principles, consistently applied, without giving effect to non-recurring items.



                  (s) "Effective Date" shall mean the date on which the SEC

declares effective the Registration Statement.



                  (t) "Fully Diluted Basis" shall mean the amount of capital stock of the Company issued and outstanding after giving effect to the exercise of all options and other securities which may be converted into, exercised or exchanged for, shares of capital stock of the Company.



                  (u) "Existing Plan" shall mean The Plow & Hearth Inc. Amended and Restated Stock Option Plan adopted as of March __, 1998 pursuant to which the Company has issued options to purchase 31,318 shares of Common Stock.

                  (v) "Flowers Group" shall mean Flowers and each of its direct and indirect Subsidiaries and other Affiliates.



                  (w) "IPO" shall mean an initial public offering of equity

securities of an Issuer pursuant to a Registration Statement filed with the SEC pursuant to the 1933 Act.



                  (x) "IPO Closing Date" shall mean the date on which the sale of shares of capital stock of the Issuer registered in the IPO shall be consummated.



                  (y) "Liability" shall mean any direct or indirect

indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential,

contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).



                  (z) "Lien" shall mean any mortgage, lien, claim, pledge,

charge, security interest, preemptive right, right of first refusal, option,

judgment, title defect, or other encumbrance of any kind.



                  (aa) "Majority-In-Interest of Management Stockholders" shall mean such Management Stockholders and Optionholders who, at the time in question, own (or, in the case of Optionholders, are deemed to own) at least a majority in the aggregate of the Voting Shares and Option Shares then held by all Management Stockholders and Optionholders on a Fully Diluted Basis.



                  (ab) "Management Stockholders" shall mean (i) each of the

persons set forth on Schedule A as a Management Stockholder and any permitted transferees of such persons (except if such transferee is Flowers or one of its

Affiliates), (ii) any other employee, director or consultant of the Company or any of its Subsidiaries, and any permitted transferee of such persons except if such transferee is Flowers or one of its Affiliates and, (iii) any person who is issued Shares upon exercise of Options issued under the Existing Plan and any permitted transferee of such persons, except if such transferee is Flowers Group or its Affiliates; provided that in each case such person is a stockholder of the Company and becomes a party to this Agreement.



                  (ac) "Non-Competition Agreement" shall mean any agreement or arrangement between any member of the Flowers Group, on the one hand, and a

Management Stockholder, Optionholder, Related Employee of a Management

Stockholder or Optionholder or any of their respective Affiliates, on the other hand, which restricts or otherwise limits the ability of the Management

Stockholder, Optionholder, Related Employee and/or any of Affiliates, from directly or indirectly engaging in a business competitive with, or otherwise similar to, the business of any member of the Flowers Group,

including, but not limited to, any of the Employment Agreements entered into between the Company and any of the Executives (as such term is defined in the

Stock Purchase Agreement) on the date hereof or, any agreement or arrangement which is included as part of any other employment or other agreement.



                  (ad) "1933 Act" shall mean the Securities Act of 1933, as

amended.



                  (ae) "1934 Act" shall mean the Securities Exchange Act of

1934, as amended.



                  (af) "Option" shall mean an option to purchase Common Stock under the Existing Plan.



                  (ag) "Optionholder" shall mean each person set forth on

Schedule B as an Optionholder and each other person who owns options to purchase

Common Stock pursuant to the Existing Plan and, in each case, provided that such person is a party to this Agreement.



                  (ah) "Option Shares" shall mean any shares of Common Stock which the Company shall be required to issue to an Optionholder upon exercise of an Option issued pursuant to the Existing Plan.



                  (ai) "Person" or "person" shall mean an individual,

corporation, partnership, joint venture, limited liability company, association,

trust, unincorporated organization or other entity, or other organization

(whether or not a legal entity), including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.



                  (aj) "Proportionate Interest" with respect to any Person,

shall mean a fraction, the numerator of which is the total of number of Shares and Option Shares being sold by such Person and the denominator of which is the total number of Shares and Option Shares then outstanding and (in the case of

Optionholders) deemed outstanding on a Fully Diluted Basis.



                  (ak) "Primary Call Event" shall mean a Call Event which

results from a termination of employment for Cause or the voluntary termination of employment by the employee other than a Constructive Termination Without

Cause.



                  (al) "Private Sale Consummation Date" shall mean the date as of which a Private Sale is deemed consummated.

                  (am) "Purchase Rights" shall mean options, warrants and other rights of any nature to purchase Shares of the Company, including, but not limited to, the right to convert debt or equity securities into Shares.



                  (an) "Put Event" shall mean the (i) death of a Management

Stockholder or Optionholder or the death of the Management Stockholder's or

Optionholder's Related Employee, or (ii) termination of employment of the

Management Stockholder or Optionholder or a Management Stockholder's or

Optionholder's Related Employee, with the Company and its Subsidiaries by the

Company and its Subsidiaries as a result of Disability.



                  (ao) "Put Period" shall mean the sixty (60) day period

commencing on April 3, 2002 [the fourth anniversary of the date hereof] and terminating on June 3, 2002.



                  (ap) "Put Price" with respect to any Management Stockholder's or Optionholder's Put Shares shall mean (i) the product of (A) such Management

Stockholder's or Optionholder's Proportionate Interest multiplied by (B) the

Company Value, less (ii) any loans, advances or similar monetary obligations owed or otherwise outstanding from such Management Stockholder or Optionholder or a Related Employee of such Management Stockholder or Optionholder or their respective Affiliates (whether or not, otherwise due and payable) to the Company or its Affiliates, and any amounts owed by such Management Stockholder,

Optionholder or Related Employee to the Company or its Affiliate with respect to the exercise of Options or other Purchase Rights.



                  (aq) "Put Period Trigger Date" shall mean April 3, 2002 [the fourth anniversary of the date hereof].



                  (ar) "Registrable Securities" shall mean all shares of common stock of an Issuer held by a Management Stockholder or Optionholder, and any other common equity securities of the Issuer issued in exchange for, upon a reclassification of, or in a distribution with respect to, such common stock. As to any particular Registrable Securities, such securities shall cease to be

Registrable Securities (A) when (i) a registration statement (other than a registration statement on Form S-8 or any successor form) with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of pursuant to such registration statement,

(ii) a registration statement on Form S-8 (or any successor form), or a reoffer prospectus, with respect to such securities shall have become effective under the 1933 Act, (iii) such securities shall be eligible for sale under rule 144

(or any successor provision) under the 1933 Act or under any other rule or provision of the 1933 Act pursuant to which the purchaser of such securities will receive certificates not bearing a legend restricting further transfer or will otherwise be permitted to resell such securities on a national securities exchange or the Nasdaq Stock Market or the Nasdaq National

Market without registration, (iv) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (v) such securities shall have been issued and then ceased to be outstanding, or (B) on or after the third anniversary of the closing of the IPO.



                  (as) "Registration Statement" shall mean a registration

statement on Forms S-1, SB-1 or SB-2 or any successor form authorized by the SEC pursuant to which the equity securities of an Issuer are registered for sale in an IPO.



                  (at) "Related Employee" shall mean with respect to any

Management Stockholder or Optionholder who is not an employee or consultant of the Company or one of its Subsidiaries, the Related Employee identified on

Schedule A or Schedule B, and generally, with respect to any Management

Stockholder or Optionholder, the employee or consultant of the Company or

Subsidiary: (i) who directly or indirectly transferred to the Management

Stockholder or Optionholder the Shares owned by the Management Stockholder or

Optionholder; or (ii) with whom such Management Stockholder or Optionholder is otherwise Affiliated; or (iii) whose Family Entity the Management Stockholder or

Optionholder is an equity owner or beneficiary of; or (iv) of whom the

Management Stockholder or Optionholder would qualify as a Permitted Transferee pursuant to Section 5.1(a), (b) or (c). For purposes of this Agreement (i) (A)

Peter M. Rice shall not be deemed a Related Employee of Peter G. Rice, for so long as Peter M. Rice is employed by the Company or continues to own Shares which he owns on the date of termination of his employment and (B) Peter G. Rice shall not be deemed a Related Employee of Peter M. Rice, for so long as Peter G.

Rice is employed by the Company or continues to own shares which he owns on the date of his termination of employment and (ii) Peter G. Rice and Margaret Rice shall be deemed Related Employees of each other for so long as they are married to each other.



                  (au) "Renew Employment" shall mean an offer by the Company or one of its Subsidiaries to renew the employment (or consulting) agreement or arrangement of a Management Stockholder, Optionholder or a Related Employee of a

Management Stockholder or Optionholder at the expiration of its term, on terms and conditions at least as favorable to such Management Stockholder or

Optionholder or Related Employee as were provided during the expired term.

                  (av) "Rice" shall mean Peter G. Rice.



                  (aw) "Sale" shall mean (a) the disposition of all or

substantially all of the assets of Flowers for consideration to a Person which is not an Affiliate of Flowers, as a result of which the stockholders of Flowers at such time and their respective Affiliates will not own, in the aggregate, in excess of 50% of the Voting Power of the shares of capital stock of the acquiring Person as to which holders thereof are ordinarily entitled to vote in the election of directors ("Voting Securities") of the acquiring Person; or (b)

the sale of the capital stock of Flowers for consideration to a Person who is not an Affiliate of Flowers as a result of which the stockholders of Flower at such time and their respective Affiliates will not own, in the aggregate, in excess of 50% of the Voting Power of the Voting Securities of Flowers, as the

case may be; or (c) a merger, consolidation or combination for consideration of

Flowers with or into another Person who is not an Affiliate of Flowers as a result of which the stockholders of Flowers at such time and their Affiliates,

in the aggregate, will not own in excess of 50% Voting Power of the Voting

Securities of the surviving entity of such merger, consolidation or combination.



                  (ax) "Shares" shall mean (i) the shares of Common Stock issued to any of the Stockholders or any other person and (ii) any other shares of the capital stock of the Company now owned or hereafter acquired by any Stockholder or any other person, including capital stock issued upon conversion or exercise of any security.



                  (ay) "Stockholders" shall mean, collectively, Flowers, each of the Persons set forth on Schedule A, any other person who owns capital stock of the Company pursuant to this Agreement and any permitted transferees of any of the foregoing, provided that in the case of each of the foregoing such Person owns capital stock of the Company and is a party to this Agreement.



                  (az) "Stockholder Option Event" shall mean the first to occur of an IPO of Flowers or the Sale of Flowers.



                  (ba) "Subsidiary" of any Person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by such Person.



                  (bb) "SEC" shall mean the United States Securities and

Exchange Commission.

                  (bc) "termination of employment" of a Management Stockholder or an Optionholder or Related Employee of a Management Stockholder or

Optionholder, shall mean the termination of such person's employment or consultancy with or by the Company and its Subsidiaries for any reason whatsoever, whether such employment is terminated by the Company and its

Subsidiary or by such person.



                  (bd) "Voting Shares" shall mean all shares of capital stock of the Company as to which the holders thereof are ordinarily entitled to vote in the election of directors.



                  (be) "Voting Power" shall mean the votes entitled to be cast by the holder of Voting Shares and Option Shares.



            1.2 The following terms are defined in the following sections of this Agreement:



Term                                                  Section

----                                                  -------



Bring-Along Option                                    7.1(a)

Bring-Along Stockholder                               7.1(a)

By-Laws                                               3.1

Call Exchange Notice                                  6.2(a)

Call Exercise Notice                                  6.2(a)

Call Option                                           6.2(a)

Call Shares                                           6.2(a)

Cash-Out Documents                                    9.2(b)

Certificate                                           3.1

Charitable Organization                               5.1(c)

Confidentiality Agreement                             3.7

Conversion Documents                                  9.2(b)

Conversion Options                                    9.1(b)

Credit Documents                                      6.3(a)

Delayed Call Event                                    1.1(e)

Directors                                             3.2(a)

Disposing Stockholder                                 7.2

Existing Option Plan                                  2.1

Family Entity                                         5.1(a)

First Offer Assets                                    8.1(a)

First Offer Election Period                           8.2(b)

First Offer Notice                                    8.1(a)

Term                                                  Section

----                                                  -------



First Offer Option                                    8.1(a)

First Offer Shares                                    8.1(a)

First Offer Transaction                               8.1(a)

Flowers                                               9.1(a)

Flowers Director                                      3.2(b)

Holder                                                10.2(c)

Independent Industry Director                         3.2(b)

Initial Issuance                                      2.1

Investment Date                                       2.3(b)

Investor                                              2.3(b)

Issuer                                                9.1(a) and 10.1(a)

Issuer Conversion Notice                              9.3

Issuer Conversion Option                              9.1(b)

Management Director                                   3.2(b)

New Plan                                              2.1

Offeree                                               7.1(a)

Offering Shares                                       2.2(b)

Permitted Transfer                                    5.1

Permitted Transferee                                  5.1

Pledge                                                6.1(c)

Preemptive Right                                      2.3(b)

Preemptive Right Notice                               2.3(b)

Primary Call Event                                    1.1(f)

Prime Rate                                            6.1(c)

Private Sale                                          9.1(a)(ii)

Private Sale Put Option                               9.1(a)(ii)

Private Sale Put Documents                            9.2(c)

Proportionate Amount                                  2.3(b)

Purchaser                                             7.2

Put Notice                                            6.1(a)

Put Option                                            6.1(a)

Put Shares                                            6.1(a)

Qualified Offer                                       2.3(b)

Stock Purchase Agreement                              Recitals

Stockholder Cash Out Option                           9.1(a)

Stockholder Conversion Option                         9.1(a)

Stockholder Exercise Notice                           9.2(b)

Stockholder Options                                   9.1(a)

Term                                                  Section

----                                                  -------



Take-Along Trigger Notice                             7.2

Third Party Offer                                     8.1

Transaction Notice                                    9.2(a)

Transfer or transfer                                  4.1

Transferring Stockholder                              7.1(a)

Trigger Notice                                        7.1(a)

Underwriting Agreement                                10.2(f)

Voting Securities                                     1.1(ao)



      2. STOCK OWNERSHIP



            2.1 Authorized Capital Stock and Current Ownership. The authorized capital stock of the Company consists of 200,000 shares of Common Stock, of which 105,356 shares are issued and outstanding as of the date hereof. On the date hereof there are options to purchase 31,318 shares of Common Stock issued and outstanding under the Company's Existing Plan and, after giving effect to the adoption of, and initial issuance of options to purchase 3,504 shares of

Common Stock, ("Initial Issuance") under the Company's 1998 Option Plan (the

"New Plan"), there will be options to purchase 34,822 shares of Common Stock issued and outstanding under the New Plan. On the date hereof after giving effect to the Acquisition and assuming the Initial Issuance is completed, each

(a) Stockholder set forth on Schedule A annexed hereto owns that number of shares of Common Stock and Purchase Rights to purchase that number of Shares as are set forth opposite its name on Schedule A and (b) each holder of options under the Existing Plan or New Plan who is not currently a Stockholder, owns

Purchase Rights to purchase that number of Shares as are set forth next to such person's name on Schedule B. The Shares and Purchase Rights issued to the

Stockholders and other persons as set forth on Schedules A and B are the only

Shares and Purchase Rights of the Company that are issued and outstanding on the date hereof.



            2.2 Limited Preemptive Rights. (a) The Stockholders and

Optionholders acknowledge and agree that, except as expressly set forth in

Section 2.2(b), they are not entitled to any preemptive rights in connection with their Shares or Options.



                  (b) (i) If the Company proposes to issue Common Stock or

equity securities convertible into Common Stock ("collectively, Offering

Shares") pursuant to a Qualified Offer, it shall notify the Stockholders and

Optionholders in writing of such proposed issuance not later than ten (10)

business days prior to the closing of a Qualified Offer (the "Preemptive Right

Notice"). The Preemptive Right Notice shall identify the purchaser of Offering

Shares in the Qualified Offer (the "Investor") and shall set forth the material terms of the Qualified Offer.



                  (ii) Each Stockholder and Optionholder shall have the option

("Preemptive Right") to purchase all or any portion of its Proportionate Amount of Offering Shares at the same valuation and on the same payment terms as the

Investor. A Stockholder or Optionholder shall exercise its Preemptive Right by delivering written notice to the Company not later than three (3) business days prior to the closing of the Qualified Offer, which notice shall state what percentage of its Proportionate Amount of Offering Shares it shall purchase and shall be accompanied by a certified check or other immediately available funds for the full purchase price of the Offering Shares to be purchased, together with all other documentation reasonably requested by the Company.



                  (iii) The exercise of a Preemptive Right shall not obligate the Company to consummate a Qualified Offer and, if the Company elects not to complete a Qualified Offer, the Stockholders and Optionholders shall have no right to purchase Offering Shares in connection with such proposed Qualified

Offer.



                  (iv) (A) "Qualified Offer" shall mean the issuance of Common

Stock or equity securities convertible into Common Stock in exchange solely for cash consideration, constituting not greater than 89.9% of the outstanding capital stock of the Company on a Fully Diluted Basis after giving effect to the

Qualified Offer, but shall expressly exclude a Stockholder Cash Out Option or the issuance of any capital stock or securities upon exercise of any options,

stock appreciation rights, phantom stock plans or similar arrangements.



                        (B) "Proportionate Amount" with respect to any Person,

shall mean that number of Offering Shares such that after giving effect to the

Qualified Offer and all Preemptive Rights exercised in connection therewith,

such Person shall own (or in the case of Option Shares, shall be deemed to own)

the same aggregate percentage of Voting Shares and Option Shares of the Company on a Fully Diluted Basis immediately after completion of the Qualified Offer as such Person owned immediately prior to the Qualified Offer.



            2.3 Certain Limitations on Issuance of Options and Shares



                  (a) Until the termination of the Put Period, the Company shall not issue additional options to purchase Shares to any person except (i) options under the New Plan which after issuance shall constitute not greater than 10% of the outstanding Common Stock on a Fully Diluted Basis; (ii) options issued to financial institutions or other persons who make investments in the Company or its Subsidiaries (not otherwise prohibited by this

Agreement) after the date hereof as consideration (in whole or in part) for their investment; or (iii) as otherwise consented to by Rice or if Rice has died, is incompetent or no longer owns Shares or Purchase Rights, by the

Management Director;



                  (b)(i) The Company shall not issue Shares to Flowers or any of its Affiliates unless such Shares are issued: (A) for consideration and based on a valuation of the Company (prior to giving effect to the investment and issuance in question) that is not less than the lower of (1) the Company Value or (2) the Adjusted Book Value of the Company, or (B) for consideration and based on a valuation which is otherwise deemed fair to the stockholders of the

Company in the opinion of an independent accounting firm, investment bank selected by the Company which is experienced in valuing entities such as the

Company; or (C) with the consent of Rice or if Rice has died, is incompetent, is otherwise unwilling or unable to make such determination or no longer owns Share or Purchase Rights, by the Management Director.



                        (ii) For purposes of this Section 2.3, the term Adjusted

Book Value shall mean the sum of: (A) $21,000,000, plus (B) additional capital contributions made to the Company after the date hereof (including, but not limited to, any exercise, conversion or similar price paid or deemed paid upon exercise of an Option or other Purchase Right), but prior to the date such

Shares are issued (the "Investment Date"), plus or minus, as the case may be,

(C) the aggregate cumulative consolidated retaining earnings or net losses of the Company from the date hereof through the Investment Date, minus (D) the purchase price paid by the Company for any Shares, Option Shares or other securities of the Company purchased by the Company since Closing.



      3. MANAGEMENT



            3.1 Management. The management of the Company shall be conducted in accordance with the provisions of this Agreement, which are intended to be reflected, to the extent required by applicable law, in the Amended and Restated

Articles of Incorporation (the "Articles") and Amended and Restated By-laws (the

"By-laws") of the Company, copies of each of which are annexed hereto as Exhibit

A and Exhibit B, respectively. If there is any inconsistency between this

Agreement and the Articles and By-Laws, the provisions of this Agreement shall govern.



            3.2 Election and Removal of Directors. (a) Number of Directors. The

number of directors (the "Directors") on the Board shall be five (5); provided,

however, that the size of the Board may be changed (i) by Flowers with the consent of the Management Director or a Majority-in-Interest of Management

Stockholders; or (ii) by Flowers if the Management Stockholders and

Optionholders in the aggregate own (or, in the case of Optionholders are deemed to own) less than 10% of the Voting Power on a Fully Diluted Basis.

                  (b) Board Composition. The Board shall consist of:



                        (i) Not less than three natural persons designated by

Flowers (each, a "Flowers Director"). On the date hereof, Flowers has designated

James F. McCann, Christopher G. McCann and T. Guy Minetti as the initial Flowers

Directors; and



                        (ii) For so long as the Management Stockholders and

Optionholders, in the aggregate, (A) at any time prior to the termination of the

Put Period, own 2% or more of the aggregate Voting Power on a Fully Diluted

Basis or (B) at any time after the termination of the Put Period, own 10% or more of the aggregate Voting Power on a Fully Diluted Basis, one natural person designated by the Management Stockholders and approved by Flowers (the

"Management Director"). On the date hereof, the Management Stockholders have designated Rice as the initial Management Director and Flowers hereby consents to the designation of Rice as the Management Director; and



                        (iii) For so long as the Management Stockholders and

Optionholders, in the aggregate, (A) at any time prior to the termination of the

Put Period, own 2% or more of the aggregate Voting Power on a Fully Diluted

Basis or (B) at any time after the termination of the Put Period, own 10% or more of the aggregate Voting Power on a Fully Diluted Basis, one natural person designated by the Management Director; provided that such designee shall not be an Affiliate of the Management Director or any Management Stockholder, shall be or within the past three (3) years have been, engaged in the mail order catalog industry and shall be approved by Flowers (the "Independent Industry Director").

On the date hereof, the Management Director has designated Benjamin Perez as the initial Independent Industry Director, and Flowers hereby consents to such designation.



                        (iv) If, in accordance with the terms hereof, the Board

may be comprised of more than five (5) members or the Management Stockholders and Optionholders are not entitled to appoint a Management Director or

Independent Industry Director, such additional and/or replacement Director or

Directors shall be designated and appointed in the manner determined by Flowers in its discretion.



                  (c) Removal. (i)(A) Flowers shall have the right, at any time and for any reason (or for no reason), to remove as a Director, any or all of the Flowers Directors or any other Director which it has designated in accordance with the terms hereof; (B) for so long as the Management Stockholders and Optionholders are entitled to appoint the Management Director, the

Management Stockholders and Optionholders shall have the right, at any time and for any reason (or for no reason), to remove as a Director, the Management

Director; and (C) either Flowers or, for so long as the Management Stockholders and Optionholders are
entitled to appoint the Management Director, the Management Director, shall have the right, at any time and for any reason (or no reason) to remove as a

Director, the Independent Industry Director, in each case which removal shall be made by written notice to such Director and all Stockholders and Optionholders.

The Stockholders and Optionholders agree to take such action, and to cause the remaining Directors to take such action, as is necessary or desirable to remove,

or confirm the removal of, such persons as Directors as soon as practicable following receipt of such notice.



            (ii) Immediately upon occurrence of an event that results in the

Management Stockholders and Optionholders no longer being entitled to appoint a

Management Director or the Independent Industry Director hereunder, the

Management Director and Independent Industry Director then serving on the Board shall automatically, without any further action on his part or on the part of any Stockholder, Optionholder or other person, be deemed to have resigned from the Board and the vacancies created by such resignation may be filled as determined by Flowers in its discretion.



                  (d) Filling Vacancies. If at any time a vacancy is created on the Board by reason of the death, removal or resignation of any Director or otherwise, such vacancy shall be filled (i) by Flowers, if the natural person who has ceased to be a Director was one of the Flowers Directors or was

otherwise designated by Flowers or if such vacancy is created as a result of an increase in the size of the Board; or (ii) if the Management Stockholders and

Optionholders are then entitled to appoint the Management Director, by the

Management Stockholders and Optionholders (with the approval of Flowers) if the natural person who has ceased to be a Director was the Management Director; or

(iii) if the Management Stockholders and Optionholders are then entitled to appoint the Independent Industry Director, by the Management Director with the approval of Flowers (provided that such person otherwise meets the criteria set forth in Section 3.2(b)(iii)) if the natural person who has ceased to be a

Director was the Independent Industry Director or (iv) by Flowers, in the event of a removal of a Management Director or an Independent Industry Director

pursuant to Sections 3.2(c)(ii); in each case, which election shall be made by written notice to the remaining Directors and the Stockholders and

Optionholders. The Stockholders and Optionholders agree to take such action, and to cause the remaining Directors to take such action, as is necessary or desirable to elect, or confirm the election of, such persons as Directors as soon as practicable following receipt of such notice.



            3.3 Officers. (a) Promptly after the execution of this Agreement,

the Board of Directors shall elect James McCann as Chairman of the Board and

Peter G. Rice as President and Chief Executive Officer of the Company. The Board

may appoint such additional officers as it may from time to time determine.

                  (b) Officers shall serve at the pleasure of the Board and the

Board may remove any officer with or without cause at any time, and from time to time, subject to the provisions of the employment agreement (if any) of such officer, and may fill any vacancies.



            3.4 Quorum and Vote. (a) (i) A quorum of directors shall consist of a majority of the Directors, and any decision of the Board shall require the affirmative vote of a majority of directors present at a meeting at which a quorum is present.



                  (ii) Any action required or permitted to be taken at any

meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writings are filed with the minutes of the

Board (or the committee, as the case may be); provided, that if applicable law permits Board action to be taken without a meeting by written consent of fewer than all Board members, then such actions may be taken by the minimum number of

Directors permitted by law, but in no event fewer than a majority of the

Directors.



                  (iii) Any one or more members of the Board (or any committee thereof) may participate in a meeting of the Board (or such committee) by means of a telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

Participation by such means shall constitute presence in person at a meeting.



                  (b) (i) A quorum of stockholders shall consist of the holders,

present in person or by proxy, of a majority of the outstanding votes entitled to be cast and, except as otherwise set forth herein or required by law, all actions of the stockholders of the Company (including the election of directors)

shall require the affirmative vote of a majority of the outstanding votes cast at a meeting at which a quorum is present.



                  (ii) Any action required or permitted to be taken by the

Stockholders may be taken without a meeting, without prior notice and without a vote, pursuant to a written consent delivered to the Company setting forth the action so taken and signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.



            3.5 Limitation on Management Power. Notwithstanding anything herein or in the Certificate or By-laws and without limiting the authority of the Board to oversee the management of the Company, no officer of the Company shall take any of the following actions without the approval of the Board:

                  (i) sell, lease, encumber, lend, exchange or otherwise

transfer the assets of the Company other than in the usual and regular course of business;



                  (ii) incur any Liability by or on behalf of the Company

whether actual or contingent in excess of $250,000, including, but not limited to, any loan, guarantee, or other agreement which may result in indebtedness to the Company; provided that such limitation shall not apply to Liability incurred in connection with the purchase of inventory or for catalogue production and catalogue marketing costs, in each case incurred in the ordinary course of the

Company's business consistent with past practice.



                  (iii) make any loan or advance to, or otherwise provide funds or credit to or for, any other Person;



                  (iv) enter into any agreement not in the usual and regular course of the Company's business;



                  (v) organize a Subsidiary or acquire an equity or other

interest in any other Person, or enter into a joint venture or strategic alliance;



                  (vi) make any investment, by way of capital contribution or otherwise, in or with any Person except (a) investments and direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by, and time deposits with, a commercial bank having capital and surplus in excess of one (1) billion dollars; (b)

investments in any money market account maintained with a financial institution;

(c) demand deposit accounts maintained in the ordinary course of business; (d)

commercial papers rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investor Services, Inc.



                  (vii) make capital expenditures in any fiscal year in excess of the level approved by the Board in the capital budget adopted by the Board for that fiscal year.



                  (viii) issue, distribute, redeem, retire, purchase, acquire or sell any equity or debt securities of the Company or apply any of its property to any of the foregoing except as otherwise provided in this Agreement.



                  (ix) declare or pay any dividends, or set apart any sum for the payment of any dividends on, or make any other distribution or reduction of capital otherwise in respect of, any Shares, except as otherwise provided in this Agreement.

                  (x) change the Company's current line of business or enter into any new line of business;



                  (xi) retain any attorney, accountant, investment banker,

financial advisor or person performing a similar function to represent or provide services to the Company;



                  (xii) authorize or approve the budget for the Company;



                  (xiii) authorize or enter into any agreement or arrangement

(whether or not in writing) between the Company and any of its officers,

directors, shareholders or Affiliates;



                  (xiv) file, or consent by answer otherwise to the filing

against it, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction,

make an assignment for the benefit of its creditors or consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or for any substantial part of its assets or take or omit any other action which would result (with the giving of notice or passage of time or both) in the Bankruptcy of the Company or any of its Subsidiaries; or



                  (xv) agree (whether or not in writing) to do any of the

foregoing.



            3.6 Certain Transactions between the Company and its Affiliates.

Except as otherwise provided in this Agreement, unless (i) Flowers and (ii) the

Management Director or a Majority-in-Interest of Management Stockholders agree otherwise:



                  (a) the purchase price and other economic terms and conditions of a sale or other transfer of assets between the Company, on the one hand, and any Affiliate of the Company or Flowers, on the other hand, shall be substantially the same as could reasonably be bargained for in an arm's length transaction between unrelated parties;



                  (b) the Company and Flowers, in good faith, shall mutually determine the prices to be paid for, and other terms and conditions of, the utilization by either of them of the call center equipment and services of the other;



                  (c) the Company and Flowers, in good faith, shall mutually determine the price and other terms and conditions under which other services shall be provided by one to the other; and

                  (d) the Company and Flowers will provide to each other, at no cost, customer names and addresses and any other relevant customer database information.



            3.7 Confidentiality Agreement. Concurrently with the execution of this Agreement, each Stockholder and each Optionholder shall execute a

Confidentiality and Non-Disclosure Agreement substantially in the form of

Exhibit C annexed hereto ("Confidentiality Agreement").



            3.8 Action by Stockholders. Each Stockholder and Optionholder shall vote all of the Shares held by such stockholder and shall take all other necessary or desirable actions within its control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to carry out the provisions of this Agreement including, but not limited to, each of the provisions of this Section 3.



            3.9 Other Arrangements. No Stockholder or Optionholder shall appoint any attorney-in-fact or enter into or agree to be bound by any voting trust with respect to any Shares or Option Shares, nor shall any Stockholder or

Optionholder enter into any agreements or arrangements of any kind with any

Person with respect to any Shares, Option Shares, Options or other Purchase

Rights, in each case inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders, or

Optionholders or holders of Shares or Purchase Rights that are not bound by this

Agreement), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares, or act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with the provisions of this Agreement.



      4. RESTRICTIONS ON TRANSFERABILITY OF SHARES



            4.1 Restrictions Upon Transfer of Shares. Except as, and subject to the provisions, hereinafter set forth, no Management Stockholder or Optionholder shall sell, transfer, donate, give, mortgage, pledge, hypothecate, or otherwise encumber or dispose of, whether voluntarily, by operation of law or otherwise

(each of the foregoing acts are herein referred to as a "transfer" or

"Transfer") any Shares or Options now or hereafter owned by such Management

Stockholder or Optionholder. Any transfer or attempted transfer of the Shares or

Options at any time, unless made pursuant to all of the terms and conditions hereof, shall be absolutely null and void ab initio, of no force or effect and may be enjoined. No dividend shall be paid or any distribution made to any transferee of Shares transferred in violation hereof, nor shall any such transfer of Shares or transfer of Options be registered on the books of the

Company.

            4.2 Restrictive Legend on Certificates. Every certificate

representing certificated Shares of the Company shall bear the following legend in addition to any other legend which may be required by applicable law:



            "The sale, transfer, pledge, hypothecation, or other disposition or encumbrance of the securities represented hereby is restricted by the terms of a certain Stockholders' Agreement dated as of March __,

            1998 (the "Agreement"), between the issuer of such securities and certain of its stockholders, a copy of which is on file at the principal place of business of such issuer and is available for inspection by the stockholders during regular business hours of such issuer. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933

            Act"), or under any applicable state securities law. These securities may not be sold or transferred in the absence of an effective registration statement under the 1933 Act and any applicable state securities law or receipt by the issuer of an opinion of counsel satisfactory to the issuer that registration under the Act and applicable state law is not required."



      5. PERMITTED TRANSFERS



            5.1 Transfers to Permitted Transferees. A Management Stockholder may

transfer Shares to the following transferees (each a "Permitted Transferee") so long as such Management Stockholder's Shares have not then become subject to the option provisions of Sections 6, 7 or 9 and provided that Permitted Transferees may not make any further transfers of their Shares pursuant to this Section 5.1,

except that a Family Entity which is a Permitted Transferee may make a further transfer to its equity owners or beneficiaries. (each of the following transfer is sometimes referred to herein as a "Permitted Transfer"):



            (a) a transfer by a Management Stockholder who is a natural person to such Stockholder's spouse, children or grandchildren or to a trust,

partnership, limited liability company or other entity the sole beneficiaries or equity owners of which are such Management Stockholder's spouse, children and/or grandchildren (a "Family Entity"); and; provided that any general partner,

manager, trustee, guardian, custodian, other fiduciary or other person performing a similar function (to any of the foregoing) must be either the transferring Management Stockholder or such Management Stockholder's spouse,

sibling or child;

                  (b) a transfer by a Family Entity to its equity owners or

beneficiaries; provided however, if the distribution is to such Management

Stockholder's minor child, or minor grandchild, or to a trust, partnership,

limited liability company or other entity, then any general partner, manager,

trustee, guardian, custodian, other fiduciary or other person performing a similar function (to any of the foregoing) must be either the Management

Stockholder or such Management Stockholder's spouse, sibling or child;



                  (c) a transfer to an organization described in Section

501(c)(3) of the Internal Revenue Code of 1986, as amended (a "Charitable

Organization"); provided, however, that Rice may not transfer more than 12,968

Shares [66 2/3% of the Shares he owns on the date hereof on a Fully Diluted

Basis] (subject to adjustment for stock splits and similar recapitalization events); and, provided, further, however that any such Charitable Organization shall enter into a voting trust agreement or other arrangement with, or shall provide a proxy to, the transferring Management Stockholder or its Related

Employee so as to irrevocably grant all voting power with respect to the transferred Shares to the transferring Management Stockholder or its Related

Employee, in each case in form and substance satisfactory to the Company and its counsel; or



                  (d) a transfer by any Management Stockholder or any of its transferees to Flowers or any of its assignees.



            5.2 Transfer by Flowers. Except as expressly limited by Sections 6,

7, 8 and 9 or elsewhere in this Agreement, Flowers and its transferees which are not Management Stockholders, may transfer their Shares at any time and to any

Person. Any transfer or attempted transfer of Shares in violation of Sections 6,

7, 8 or 9 shall be null and void, ab initio, of no force and effect and may be enjoined.



            5.3 Additional Requirements of Transfer. (a) Any transfer otherwise permitted by this Agreement shall be further subject to and conditioned upon full compliance by the transferor and transferee with each of the following conditions (any of which may be waived by the Company in its sole discretion):



                  (i) each transferee shall have executed an agreement in form and substance satisfactory to the Company, by which such transferee shall have agreed to become a party to and bound by the terms and conditions of this

Agreement and shall have expressly assumed all of the obligations of the transferring Stockholder or Optionholder;



                  (ii) each transferee shall pay all filing, publication and recording fees, all transfer and stamp taxes, if any, and all reasonable expenses, including,
without limitation, reasonable counsel fees and expenses, incurred by the

Company in connection with such transaction;



                  (iii) each transferee shall execute a certificate in form and substance satisfactory to the Company to the effect that it is acquiring the

Shares for its own account for investment and not with a view to the resale or distribution thereof and that it will only transfer the acquired Shares to a

Person who so similarly represents and warrants and shall include in such certificate such other representations, warranties and covenants as the Company or counsel to the Company may reasonably require;



                  (iv) the Company receives an opinion of counsel reasonably acceptable to the Company (who may be counsel for the Company), in form and substance satisfactory to the Company, that such transfer does not violate federal or state securities laws or any representation or warranty of such transferring Stockholder given in connection with the acquisition of its Shares;



                  (v) if the transfer is to the Company, the Company has

received such instruments of transfer which the Company shall request in order to transfer record and beneficial ownership of such Shares to the Company;



                  (vi) each transferee shall execute a Confidentiality Agreement with the Company and, if the transferor is a party to a Non-Competition

Agreement, at the request of the Company, a Non-Competition Agreement, in each case in form and substance satisfactory to the Company; and



                  (vii) each transferee shall execute such other documents or instruments as counsel to the Company may require (or as may be required by law)

in order to effect the transfer of the Shares;



                  (b) Notwithstanding anything in this Agreement to

the contrary, no transfer shall be made:



                  (i) to a Person who, in accordance with applicable law, lacks the capacity to own, or otherwise is prohibited from owning, such Shares or

Options; or



                  (ii) to a Person otherwise prohibited by applicable law from entering into such transaction or holding such Shares or Options; or



                  (iii) which violates any other provision of this Agreement.

                  (c) Upon the transfer of Shares owned by a Management

Stockholder (other than pursuant to a Permitted Transfer), such transferring

Stockholder shall and, if applicable, such transferring Stockholder shall cause its designees and Related Employee to, submit his or her resignation as a director and officer of the Company and any Subsidiary of the Company and as

trustee or other fiduciary of any employee benefit plan or trust of the Company and any Subsidiary of the Company, if, as a result of such transfer, such

Management Stockholder, together with its Permitted Transferees (i) in the case of Rice (and his Permitted Transferees), holds less than 33% of the number of outstanding Voting Shares of the Company on a Fully Diluted Basis which Rice owns on the date hereof; or (ii) in the case of any other Management

Stockholders, has transferred all of his Voting Shares on a fully diluted basis of the Company.



      6. PUT AND CALL OPTIONS



            6.1 Management Stockholder Put Option. (a) Each Management

Stockholder shall have the right to cause the Company to purchase all (but not less than all) of its Shares and each Optionholder shall have the right to cause the Company to purchase all (but not less than all) of its Options Shares

(collectively, the "Put Option") upon the occurrence of a Put Event or during the Put Period. A Management Stockholder or Optionholder shall exercise its Put

Option by delivery of written notice thereof ("Put Notice") to the Company (i)

within sixty (60) days after the occurrence of a Put Event or (ii) during the

Put Period, as the case may be. Upon receipt of a Put Notice from a Management

Stockholder or Optionholder in accordance with terms hereof, the Company shall be obligated to purchase all of such Management Stockholder's Shares or

Optionholder's Option Shares (collectively, "Put Shares") at the Put Price in accordance with, and subject to, the terms hereof.



                  (b) The closing of the purchase and sale of Put Shares shall take place at the principal office of Flowers on a date designated by the

Company upon ten (10) days prior written notice, which date shall be not later than seventy-five (75) business days after (i) receipt of the Put Notice in connection with a Put Event or (ii) the end of the Put Period, as the case may

be. At the closing of the purchase and sale of Put Shares, the Management

Stockholder or Optionholder, as the case may be, shall deliver to the Company certificates representing the Put Shares, duly endorsed or accompanied by stock powers executed in blank, in form and substance satisfactory to the Company,

together with evidence satisfactory to the Company that such Put Shares are being transferred to the Company free and clear of all Liens. In addition, the

Management Stockholder or Optionholder, as the case may be, shall deliver to the

Company, and cause its Related Employee to deliver to the Company, resignations of each such person as a director, and from all officer positions, of the

Company and each of its Subsidiaries and as a fiduciary or trustee of any benefit or other plan of the Company and any Subsidiary.

                  (c) Subject to the provisions of Section 6.3, at the closing,

the Company shall pay the Put Price by delivery of (i) a certified check or immediately available funds for 25% of the Put Price; (ii) a promissory note substantially in the form of Exhibit D annexed hereto (the "Repurchase Note")

for the balance of the Put Price, which note shall be payable in eight equal semiannual installments together with interest accrued thereon an annual rate equal to the "Prime Rate" on the date of the Repurchase Note, commencing on the last business day of the earlier of June or December next following the closing date; and (iii) a pledge agreement substantially in the form of Exhibit E annexed hereto (the "Pledge"), pursuant to which the Company shall pledge the

Put Shares to the Management Stockholder or Optionholder, as the case may be, as collateral security for the Company's obligations under the Repurchase Note.

Notwithstanding the foregoing, the Company and the Management Stockholder or

Optionholder exercising a Put Option may agree upon different terms for the payment of the Put Price. For purposes of this Agreement the term "Prime Rate"

shall mean the rate announced by Chase Manhattan Bank at its New York headquarters as its prime rate, whether or not such rate is then the most favorable rate offered by such bank to its customers; provided, however, that notwithstanding anything herein to the contrary, for purposes of this Agreement in no event shall the Prime Rate be less than 7% per year or greater than 10%

per year.



                  (d) At the Closing, the Management Stockholder, Optionholder

and their respective Related Employees shall (to the extent not already included in calculation of the Put Price) pay in full all loans, advances or similar monetary obligations owing or otherwise outstanding from the Management

Stockholder, Optionholder, their respective Related Employee or any of their respective Affiliates, to the Company or its Affiliates, and any amounts owed to the Company or its Affiliates by the Management Stockholder, Optionholder, or

their respective Related Employees with respect to the exercise of Options or other Purchase Rights.



                  (e) The Company may assign its obligation to purchase Put

Shares to Flowers or one or more Company Affiliates, in which event all references to the Company in this Section 6.1 shall be deemed references to

Company's assignee(s); provided, however, that if the Company assigns its obligation to purchase Put Shares to a Company Affiliate (other than Flowers)

and pays a portion of the Put Price by delivery of a Repurchase Note, the

Company shall guarantee the assignee's obligations under the Repurchase Note.



                  (f) Notwithstanding anything herein to the contrary,

Management Stockholders and Optionholders may not exercise Put Options at any time during which (i) the Company is entitled to exercise a Call Option,

Take-Along Option or Issuer Conversion Option, or (ii) Management Stockholders

or Optionholders are entitled to exercise a Bring Along Option,

Stockholder Conversion Option, Stockholder Cash Out Option, First Offer Option

or a Private Sale Put Option.



            6.2 Company Call Option. (a) The Company shall have the right to cause any of the Management Stockholders or Optionholders (or their respective estates, as the case may be) to sell all (but not less than all) of their respective Shares and Option Shares upon occurrence of a Call Event or during the Call Period (the "Call Option"). A Management Stockholder or Optionholder

(or their respective Related Employee) which is the subject of a Call Event shall notify the Company in writing ("Call Event Notice") of the occurrence of the Call Event and the details thereof, promptly after the occurrence thereof.

The Company shall exercise its Call Option by delivery of written notice thereof

(the "Call Exercise Notice") to the Management Stockholder or Optionholder, as

the case may be, at any time (i) after becoming aware of a Call Event but not later than the (60) days after receipt of the Call Event Notice or (ii) during the Call Period. Upon receipt of a Call Notice, the Management Stockholder or

Optionholder (or their respective estates, as the case may be) shall be obligated to sell all of its Shares and Option Shares (the "Call Shares") to the

Company at the Call Price. If the Company exercises its Call Option, each

Optionholder shall exercise its Options so as to enable the Company to purchase the Option Shares subject to such Call Option, which exercise shall be conditioned upon, and shall be deemed effective immediately prior to, the consummation of the purchase of such Option Shares by the Company.



                  (b) The closing of the purchase and sale of Call Shares shall take place at the principal offices of Flowers on the date designated by the

Company upon ten (10) days prior written notice, which date shall be not later than seventy-five (75) business days after (i) delivery of the Call Exercise

Notice or (ii) the end of the Call Period, as the case may be. At the closing of the purchase and sale of Call Shares, the Management Stockholder or

Optionholder, as the case may be, shall deliver to the Company certificates representing the Call Shares duly endorsed or accompanied by stock powers executed in blank, in form and substance satisfactory to the Company together with evidence satisfactory to the Company that such Call Shares are being transferred free and clear of all Liens. In addition, the Management Stockholder or Optionholder, as the case may be, shall deliver to the Company and cause their respective Related Employees to deliver to the Company, resignations of each such person as a director, and from all officer positions, of the Company and each of its Subsidiaries and as a fiduciary or trustee of any benefit or other plan of the Company and any Subsidiary.



                  (c) (i) Subject to the provisions of Section 6.3, at the

closing, the Company shall pay the Call Price for any Call Shares purchased as a result of a Primary Call Event by delivery of: (A) a promissory note for the

Call Price substantially in the form of Exhibit E annexed hereto (the "Call

Note"), which note shall be payable in seven (7) equal annual payments together with interest accrued thereon at the rate of 7% per annum, the first payment of which shall be made on the later of the last business day of June or December next following the closing date; and (B) a Pledge, pursuant to which the Company shall pledge the Call Shares to the Management Stockholder, Optionholder, or

their respective estates, as the case may be, as collateral security for the

Company's obligations under the Call Note. Notwithstanding the foregoing, the

Company and the Management Stockholder or Optionholder, as the case may be,

subject to the Call Event may agree upon different terms for the payment of the

Call Price.



                  (ii) Subject to the provisions of Section 6.3, at the closing,

the Company shall pay the Call Price for any Call Shares not purchased as a result of a Primary Call Event by delivery of a certified check or immediately available funds for the entire Call Price. Notwithstanding the foregoing, the

Company and the Management Stockholder or Optionholder, as the case may be,

subject to the Call Event may agree upon different terms for the payment of the

Call Price.



            (d) At the closing, the Management Stockholder, Optionholder and their respective Related Employees shall (to the extent not already included in calculation of that Call Price) pay in full all loans, advances or similar monetary obligations owing or otherwise outstanding from the Management

Stockholder, the Optionholder, their respective Related Employees or any of their respective Affiliates to the Company or its Affiliates, and any amounts owed to the Company or its Affiliates by the Management Stockholder, the

Optionholder or their respective Related Employees with respect to the exercise of Options or other Purchase Rights.



            (e) The Company may assign its Call Option to Flowers or one or more

Company Affiliates, in which event all references to the Company in this Section

6.2 shall be deemed references to Company's assignee(s); provided, however, that if the Company assigns its Call Option to a Company Affiliate (other than

Flowers) and pays a portion of the Call Price by delivery of a Call Note, the

Company shall guarantee the assignee's obligations under the Call Note.



            (f) Notwithstanding the foregoing, the Company will not exercise its

Call Option or, alternatively, will withdraw the exercise of its Call Option, if at the time of closing of the purchase of Call Shares it is prohibited from purchasing such Call Shares under the terms and conditions then contemplated, by applicable law or pursuant to applicable Credit Documents or Affiliate Credit

Documents (unless such prohibition is waived).

            6.3 Limitation on Company Obligation to Purchase Shares.



                  (a) Notwithstanding any provisions set forth in Section 6 to the contrary, the Company shall not be obligated to purchase any Shares or

Option Shares pursuant to this Agreement if the Company is prohibited from doing so under applicable law, provided that the Company shall take all reasonable steps to comply with such applicable law. In addition, the Company shall not be obligated to make any cash payments under this Section 6 if at the time of the proposed cash payment there is, or would be upon delivery of such cash payment and as a consequence thereof, a default under or other violation of the terms of any loan, credit or investment agreement or note or other instrument of indebtedness to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (collectively "Credit

Documents") or if there would be upon delivery of such cash payment and upon consequence thereof a default under or other violation of the terms of any loan,

credit or investment agreement or note or other instrument or indebtedness to which Flowers or any other Affiliate of the Company (other than a Company

Subsidiary) is a party or by which Flowers or any other Affiliate of the Company

(other than a Company Subsidiary) is bound (collectively, "Affiliate Credit

Documents"). In such event, the Company shall, in lieu of such cash payment,

issue a Repurchase Note or Call Note, as the case may be, modified so that (i)

such note shall be dated and interest thereon shall accrue from the date that such cash payment is otherwise due, and (ii) the original principal amount of such note shall be equal to the cash payment which was not made due to the existing or prospective default or violation of the terms of the Credit Document or Affiliate Credit Document and (iii) the maturity date of the note shall be the same date as the maturity date of the initial Repurchase Note or Call Note issued by the Company at the closing of the sale of Put Shares or Call Shares,

as the case may be. The Company shall pay such note, however, if and to the extent the Company will not, as a consequence of such payment, be in violation of applicable law or, if, and to the extent, there will not be, as a consequence of such payment, a violation of the terms of any Credit Document or Affiliate

Credit Document. Notwithstanding the foregoing, the Company shall not be obligated to make any cash payments in respect of any Repurchase Note or Call

Note if at the time of the proposed cash payment there is, or would be upon delivery of such cash payment and as a consequence thereof, a default under or other violation of the terms of any Credit Document or Affiliate Credit

Document.



                  (b) Notwithstanding anything set forth in this Section 6.3 to the contrary, the Company shall not be obligated to deliver any Repurchase Note or any Call Note if the Company is at the time of the proposed delivery of such note or would be upon delivery of such note and as a consequence thereof, in violation of applicable law or there is at the time of the proposed delivery of such note or would be upon delivery of such note and as a consequence thereof, a default under or other violation of the terms of any Credit Document or

Affiliate Credit Document and no payment of principal or interest due under such note shall be made if the Company is at the time of the delivery of such payment, or would be upon delivery of such payment and as a consequence thereof,

in violation of applicable law or if there is at the time of the proposed delivery of such note or would be upon delivery of such note and as a consequence thereof, a default under or otherwise in violation of the terms of any Credit Document or any Affiliate Credit Document. In the event the Company cannot deliver a Repurchase Note or Call Note for the reasons set forth herein,

the Company will undertake to deliver such note and to make payment of principal and interest due under such note at such time as the Company is not in violation of any applicable law or there is not a default under or other violation of any

Credit Agreement or any Affiliate Credit Document and the Company or any

Affiliate would not be so in default or in violation, or there otherwise would not be a default or violation, by virtue of the delivery of such note or any payment of principal and interest due under such note as contemplated herein.



                  (c) Without in any way limiting the other provisions of this

Section 6, Flowers agrees to use, and to cause the Company to use, reasonable efforts to cause any holder of the Company's or Flower's senior indebtedness to

(a) include a provision in the appropriate Credit Documents or Affiliate Credit

Documents so as to permit the Company to deliver a Repurchase or Call Note or make a payment thereunder or otherwise, upon exercise of a Put Option or Call

Option, in accordance with Sections 6.1 and 6.2 or (b) exclude a provision from the appropriate Credit Documents or Affiliate Credit Documents that would have the effect of prohibiting the Company from delivering a Repurchase Note or Call

Note, or making a payment thereunder or otherwise, upon exercise of a Put Option or Call Option in accordance with Sections 6.1 and 6.2.



      7. BRING ALONG AND TAKE ALONG



            7.1 Bring Along Option. (a) If Flowers and/or its transferees,

elects to transfer for consideration Shares which it or they own (the

"Transferring Stockholder") to a third party (the "Offeree") which is not such

Transferring Stockholder's Affiliate, representing in the aggregate 50% or more of the Voting Power, then the Transferring Stockholders shall notify the

Management Stockholders and Optionholders in writing of such proposed transaction (the "Trigger Notice"). Subject to the provisions of Section 7, each of the Management Stockholders, Optionholder or any of them (each, a

"Bring-Along Stockholder") may by notice to the Transferring Stockholder delivered within fifteen (15) days of receipt of the Trigger Notice irrevocably elect to transfer to the Offeree a proportionate amount of the Shares and Option

Shares which it owns (or in the case of Optionholders, will own after exercise of its Options) upon transfer of the Transferring Stockholder's Shares to the

Offeree (the "Bring-Along Option").

                  (b) If a Bring-Along Stockholder exercises its Bring-Along

Option, it shall be entitled to transfer, and the Transferring Stockholder shall be required to arrange for the transfer to the Offeree by such Bring-Along

Stockholder, that number of Shares and Option Shares which, in the aggregate, is equal to the total number of Shares and Option Shares which such Bring-Along

Stockholder owns (after giving effect to the exercise of any Options which the

Bring-Along Stockholder shall exercise prior to the transfer of Shares and

Option Shares pursuant to the Bring-Along Option) multiplied by a fraction, the numerator of which is equal to the number of Shares being transferred by the

Transferring Stockholder and the denominator of which is equal to the total number of Shares owned by the Transferring Stockholder on a Fully Diluted Basis

without giving effect to the proposed transfer; provided, however, if the

Offeree refuses to purchase the full amount of Shares and Option Shares which are offered for sale as a result of the exercise of Bring-Along Options hereunder, then the Transferring Stockholder and each Bring-Along Stockholder shall reduce the number of Shares and Option Shares they are to sell proportionally (based on the number of Shares and Option Shares they have each offered to sell to the Offeree) to the maximum number of Shares and Option

Shares which the Offeree is willing to purchase. If a Bring-Along Stockholder exercises its Bring-Along Option, it shall transfer its Shares and Option Shares to the Offeree on the same terms and conditions as the Transferring Stockholder shall transfer its Shares to the Offeree. Notwithstanding anything herein to the contrary, the exercise by a Bring-Along Stockholder of its Bring-Along Option

shall not obligate the Transferring Stockholder to transfer its Shares, and if the Transferring Stockholder elects not to complete the transfer of its Shares,

the Bring-Along Stockholder shall have no rights or obligations to transfer its

Shares or Option Shares pursuant to the Bring-Along Option unless and until the conditions of Section 7.1(a) shall again occur.



            7.2 Take Along Option. If Flowers and/or its transferees (a

"Disposing Stockholder") elect to transfer for consideration Shares representing

50% or more of the Voting Power on a Fully Diluted Basis to a third party which is not its Affiliate (the "Purchaser"), the Disposing Stockholder may by notice to the remaining Stockholders and Optionholders (the "Take-Along Trigger

Notice") demand that the remaining Stockholders and Optionholders shall be required to transfer a pro rata portion (based on the percentage of shares being transferred by the Disposing Stockholder) of the Shares and Option Shares which they own (or in the case of Optionholders, are deemed to own) on a Fully Diluted

Basis to the Purchaser upon transfer of the Disposing Stockholder's Shares to such Purchaser (the "Take-Along Option"). If the Disposing Stockholder exercises it Take-Along Option, the other Stockholders and Optionholders shall be required to so transfer their Shares and Option Shares to the Purchaser on the same terms and conditions as the Disposing Stockholder shall transfer its Shares to the

Purchaser. Notwithstanding anything herein to the contrary, the exercise by the

Disposing Stockholder of its Take-Along Option shall not obligate the Disposing

Stockholder to transfer its Shares, and if the Disposing Stockholder elects not to transfer its Shares the other

Stockholders and Optionholders shall have no right to transfer their Shares and

Option Shares to the Purchaser hereunder.



            7.3 Exercise of Options. If a Bring-Along Stockholder exercises its

Bring-Along Option or Disposing Stockholder exercises it Take-Along Options,

each Optionholder shall exercise such number of Options as shall be necessary in order to enable such Optionholder to transfer the number of Option Shares requested to be transferred by Bring-Along Stockholder or the Disposing

Stockholder, as the case may be, which exercise shall be conditioned upon, and shall be deemed effective immediately prior to, the consummation of the purchase of such Option Shares by the Offeree or Purchaser, as the case may be.



            7.4 Relationship to Section 8. The provisions of this Section 7 shall be subject to the provisions of Section 8, so that any transfer of

Bring-Along Shares or Take-Along Shares which together with the Shares being transferred by the Transferring Stockholder or Disposing Stockholder would result in the sale of 90% or more of the Shares in a First Offer Transaction,

shall first be subject to the First Offer Option contained in Section 8;

provided, that, the time periods referred to in this Section 7 shall run parallel with the time periods in Section 8 and shall not begin anew after completion of the time periods in Section 8.



      8. LIMITED RIGHT OF FIRST OFFER



            8.1 If the Company desires to sell, assign, dispose or otherwise convey all or substantially all of the assets of the Company ("First Offer

Assets") or if Flowers desires to enter into a transaction as a result of which

(and after giving effect to the exercise, if any, of Flowers' Take-Along Option that would otherwise be exercised by Flowers) 90% or more of the Shares and

Option Shares on a Fully Diluted Basis will be sold, assigned, disposed or otherwise transferred ("First Offer Shares") for consideration to a third party other than an Affiliate of the Company in each case, at a purchase price which is calculated based on a valuation of the Company of less than $40 million (a

"First Offer Transaction"), then the Management Stockholders and Optionholders shall be entitled to a first right to purchase such First Offer Assets or First

Offer Shares in accordance with the provisions hereof (the "First Offer

Option"). The Company shall not be required to obtain an offer from a third party to sell First Offer Assets or First Offer Shares (a "Third Party Offer")

as a pre-condition to the exercise of a First Offer Option. The Company shall deliver written notice of the proposed First Offer Transaction (the "First Offer

Notice") to the Management Stockholders and Optionholders. If the Company has

received a Third Party Offer, the First Offer Notice shall describe in reasonable detail the material terms and conditions of the Third Party Offer and if the Third Party Offer is in writing shall include a copy thereof. If the

Company has not received a Third Party Offer, the First Offer Notice shall set forth such terms and conditions, if any, as the Company may have set for the

First Offer Transactions.

            8.2 Exercise of First Offer Option. (a) The Management Stockholders

and Optionholders may elect to purchase all (but not less than all) of the First

Offer Assets or the First Offer Shares, as the case may be, at the price and on the terms agreed to by the Company and the Management Stockholders and

Optionholders or, if the Company has received a Third Party Offer, at the price and on the terms of the Third Party Offer, by delivering written notice of such election to the Company within fifteen (15) business days after the delivery of the First Offer Notice ("First Offer Election Period"). Notwithstanding the

previous sentence, if the Third Party Offer includes non-cash consideration, the

Management Stockholders and Optionholders exercising the First Offer Option shall, nevertheless, be required to pay the full amount of the consideration in cash. For these purposes, the value of the non-cash component of the Third Party

Offer consideration shall be determined by mutual agreement of Flowers, on the one hand, and Rice, or if Rice has died, is incompetent, is otherwise unwilling or unable to make such determination or no longer owns Shares or Purchase

Rights, by the Management Director, on the other hand, or if they are unable to agree upon such value within ten (10) business days by an independent investment banker, accounting firm or other qualified appraiser mutually agreeable to

Flowers, on the one hand, and Rice or the Management Director, as the case may be, on the other hand. If the parties are unable to agree on such third party within thirty (30) days, the cash value shall be determined by one of the "Big

Six" accounting firms (or a successor firm) selected by Flowers who is not otherwise providing service to any member of the Flowers Group or to the

Management Stockholders and Optionholders.



                  (b) Within forty-five (45) days after the termination of the

First Offer Election Period (the "Financing Commitment Period"), the Management

Stockholders and Optionholders shall provide to the Company written evidence,

reasonably satisfactory to the Company, that the Management Stockholders and

Optionholders have obtained, or received a firm commitment to obtain, all of the financing necessary to enable the Management Stockholders and Optionholders to pay the full cash purchase price for the First Offer Assets or First Offer

Shares (the "Financing Commitment").



                  (c) If the Management Stockholders and Optionholders do not

elect to purchase all of the First Offer Assets or First Offer Shares, as the

case may be, during the First Offer Period, or if the Company does not receive the Financing Commitment prior to the termination of the Financing Commitment

Period, the Company shall have the right to transfer the First Offer Assets and

First Offer Shares, (subject to the provisions of Section 7) to any Person;

provided, however, that such transfer is for a purchase price which is equal to

95% or more of the purchase price set forth in the First Offer Notice.



            8.3 Exercise of First Offer Option. If the Management Stockholders

and/or Optionholders have exercised their First Offer Option, the purchase of

First Offer Shares or First

Offer Assets by the Management Stockholders and Optionholders shall be closed at

Flowers' principal offices on a date specified by the purchaser(s) upon at least ten (10) business days' notice, which is not later than forty-five (45) days after the termination of the Financing Commitment Period. If the closing does not occur within such period Flowers or the Company shall have the right to sell the First Offer Shares or the First Offer Assets, as the case may be, to a third party subject to Section 8.2(c). At the closing, the purchasers shall pay the

Company the purchase price for the First Offer Assets or First Offer Shares set forth in the First Offer Notice, and the Company shall deliver to the purchaser(s) the First Offer Assets or certificate or certificates evidencing the First Offer Shares, together with stock transfer form(s) duly executed in favor of the purchaser.



      9. MANAGEMENT STOCKHOLDERS CONVERSION AND CASH OUT OPTIONS



            9.1 Conversion and Cash Out Options. (a) Management Stockholder

Options. (i) Upon the occurrence of the first to occur of an IPO of Flowers

(Flowers is sometimes referred to in this Section 9 as an "Issuer"), or the Sale of Flowers, each of the Management Stockholders and Optionholders shall have the option to cause (A) all (but not less than all) of its Shares and Option Shares to be converted into that number of shares of capital stock of the Issuer to be determined by applying the Conversion Ratio to the Shares and the Option Shares

of such Management Stockholders and Optionholders (the "Stockholder Conversion

Option") or (B) in the event of an IPO and subject to approval of the managing underwriter of the IPO in its sole discretion, the Issuer to purchase for cash,

all of its Shares and Option Shares at the Cash Out Price (the "Stockholder Cash

Out Option" and, collectively, together with the Stockholder Conversion Option,

the "Stockholder Options"), in each case in accordance with the provisions hereof.



                  (ii) Upon the occurrence of a "Private Sale" prior to the

termination of the Put Period, each Management Stockholder and Optionholder shall have the right to cause the Company to purchase all (but not less than all) of its Shares and Option Shares (the "Private Sale Put Option") at the Put

Price. A "Private Sale" shall mean the Sale of the Issuer as a result of which

Management Stockholders and Optionholders would receive in consideration for their Shares or Option Shares (or securities of the Issuer into which such

Shares or Option Shares would be converted) equity securities of the acquiring or surviving entity which are not traded on a United States or foreign securities exchange or traded or reported on the Nasdaq National Market or the

Nasdaq Stock Market or substantially equivalent foreign automated quotation system.



                  (iii) If an Optionholder exercises a Stockholder Option or

Private Sale Put Option, it shall exercise all of its Options so that the

Options Shares thereunder may be converted or sold in accordance with the provisions hereof, which exercise shall be conditioned upon, and shall be deemed effective immediately prior to, the consummation of the conversion or sale, as the case may be, of such Option

Shares.



                  (b) Issuer Option. If any Management Stockholder or

Optionholder has elected not to exercise its Stockholder Conversion Option,

Stockholder Cash Out Option or Private Sale Put Option in connection with a

Stockholder Option Event, then the Issuer shall have the option to cause all

(but not less than all) of the Shares and Option Shares of such Management

Stockholder or Optionholder to be converted into capital stock of the Issuer in accordance with the provisions hereof (the "Issuer Conversion Option"; and,

collectively together with the Stockholder Conversion Options, the "Conversion

Options"). If the Issuer exercises its Issuer Conversion Option, each

Optionholder shall exercise all of its Options so that the Option Shares thereunder may be converted into Issuer Shares in accordance with the provisions hereof, which exercise shall be conditioned upon, and shall be deemed effective immediately prior to, the consummation of the conversion of the Option Shares.



            9.2 Exercise of Management Stockholder Options. (a) The Issuer shall notify the Management Stockholders and Optionholders of a proposed IPO or Sale not later than thirty (30) days prior to the anticipated Effective Date or

Consummation Date, as the case may be ("Transaction Notice") and shall set forth in such notice (i) the Conversion Ratio; (ii) to the extent known, the estimated range of the public offering price of the Issuer's securities to be sold in the

IPO, or the purchase price of, and the terms of payment of the purchase price of, the Sale, as the case may be; and (iii) whether the managing underwriter of the IPO will permit Management Stockholders to exercise Stockholder Cash Out

Options. In addition, in connection with an IPO, the Issuer shall provide to the

Management Stockholders and Optionholders together with the Transaction Notice a copy of the latest preliminary prospectus filed by the Issuer with the SEC in connection with the IPO. If the estimated range of the public offering price of the IPO or the purchase price and/or terms of payment of the purchase price of the Sale are not known at the time the Transaction Notice is sent, or if a preliminary prospectus has not yet been filed with the SEC, the Issuer shall notify the Management Stockholders and Optionholders of such range or such price and terms, as the case may be, within a reasonable period of time after such information is known to the Issuer and/or shall deliver to the Management

Stockholders and Optionholders a copy of such preliminary prospectus within a reasonable period of time after it has been filed with the SEC.



                  (b) Within fifteen (15) business days after receipt of the

Transaction Notice, each Management Stockholder and Optionholders shall notify the Issuer in writing whether it shall elect irrevocably to exercise its

Stockholder Conversion Option or (if available) its Stockholder Cash Out Option or (if available) its Private Sale Put Option with respect to all of its Shares and Option Shares (the "Stockholder Exercise Notice").

                  (c) If a Management Stockholder or Optionholder has elected to exercise a Stockholder Option or a Private Sale Put Option, it shall deliver to the Issuer, together with the Stockholder Exercise Notice, the exercise price due and payable for the purchase of each Option Shares (to the extent such

Option exercise price is required to, or otherwise will, be paid in cash)

certificates representing all of its Shares and Option Shares together with such other documents as the Issuer shall reasonably request so as to effect the conversion of the Shares and Option Shares into shares of capital stock of the

Issuer (collectively, the "Conversion Documents") or so as to effect the cash out of the Management Stockholder and Optionholders Shares and Option Shares,

including but not limited to, evidence that the Shares and Option Shares shall be purchased free and clear of all Liens (collectively, the "Cash-Out

Documents"), or so as to effect the sale of the Shares and Option Shares to the

Company pursuant to the Private Sale Put Option free and clear of all Liens (the

"Private Sale Put Documents"), as the case may be. Any Management Stockholder who fails to exercise a Stockholder Option in accordance with the foregoing provisions, shall be deemed to have elected to waive its right to exercise

Stockholder Options.



            9.3 Exercise of Issuer Conversion Option. The Issuer shall have the right at any time up to five (5) business days prior to the Effective Date or

Consummation Date, as the case may be, to exercise its Issuer Conversion Option with respect to any Shares and Option Shares for which Management Stockholders and Optionholders have not properly exercised Stockholder Conversion Options,

Stockholder Cash Out Options or Private Sale Put Options hereunder. The Issuer shall exercise its Issuer Conversion Option by delivery of written notice thereof to the Management Stockholders and Optionholders with respect to whom the Issuer is exercising its option (the "Issuer Conversion Notice"). Promptly upon receipt of the Issuer Conversion Notice, Management Stockholder and

Optionholders shall deliver to the Issuer certificates representing all of its

Shares and Option Shares together with the Conversion Documents.



            9.4 Conversion of Shares on Effective Date and Consummation Date (a)

On the IPO Closing Date, all Shares and Option Shares with respect to which either Stockholder Conversion Options or Issuer Conversion Options have been properly exercised, automatically, without any further action on the part of the

Management Stockholders or Optionholders, the Issuer or any other Person, shall be converted into the type and number of shares of capital stock of the Issuer as shall be calculated by applying the Conversion Ratio for each class of Shares and Option Shares, to the total number of Shares and Option Shares in such class held by the Management Stockholders and Optionholders.



                  (b) On the Consummation Date, all Shares and Option Shares

with respect to which either Stockholder Conversion Options or Issuer Conversion

Options have been properly exercised, automatically, without any further action on the part of the

Management Stockholders, Optionholders, the Issuer or any other Person, shall be converted into the type and number of shares of capital stock of the Issuer as shall be calculated by applying the Conversion Ratio for each class of Shares and Option Shares, to the total number of Shares and Option Shares in such class held by the Management Stockholders and Optionholders. Such conversion shall be deemed to occur on the Consummation Date immediately prior to the Consummation

Time or at such earlier time so as to enable such converting Management

Stockholders and Optionholders to participate in the Sale as a stockholder of the Issuer. In the event that subsequent to such conversion it is determined that the Sale shall not be consummated, then automatically and without any action on the part of the Management Stockholders or the Optionholders, the

Issuer or any other Person, the conversion of the Shares and Option Shares into capital stock of the Issuer shall be deemed null and void ab initio and of no force and effect, and each of the Issuer, the Stockholders, the Optionholder and the Company shall take all such actions as the Company shall deem necessary or desirable to nullify such conversion.



                  (c) In the case of a conversion of Shares or Option Shares into capital stock of Flowers, the Shares and Option Shares shall be converted,

into such class of capital stock of Flowers as is being registered in the IPO or being sold in the Sale.



                  (d) (iv) In connection with an IPO, the Conversion Ratio shall be determined by the managing underwriter of the IPO, or if the managing underwriter, in its discretion, shall permit, and the Management Director shall so request, by such other investment bank, financial advisor or appraiser as the

Issuer shall select and the Management Director shall approve, which approval shall not be unreasonably withheld, and such determination shall be binding upon the Issuer, the Management Stockholders and the Optionholders.



                        (v) In the event of an IPO, the determination of the

Conversion Ratio shall be made by valuing the Company, on the one hand, and the

Issuer, on the other hand, as separate entities. Although the Issuer is the entity actually engaged in the IPO, in valuing the Company, the managing underwriter shall also value the Company as if the Company itself were being valued in connection with an initial public offering of its own equity securities pursuant to a Registration Statement filed with the SEC pursuant to the 1933 Act. In valuing the Company and the Issuer, the managing underwriter shall take into account, among other factors: (A) the historical and projected earnings and cash flow (as measured by EBIT or other appropriate measurement standards) of each of the Company and Issuer respectively; (B) multiples or other formulas typically used in valuing public companies that are comparable

(by virtue of the nature of business, size, years of operations and/or other appropriate characteristics) to the Company, on the one hand, and Issuer, on the other hand, (notwithstanding the fact that the Company is then a privately held company); and (C) to the
extent not already included in the calculations made pursuant to clauses (A) and

(B) above, the impact on the value of each of the Company and Issuer of the synergies and economies of scale which have resulted and are projected to result from the affiliation of the Company and the Issuer. In addition, in valuing the

Company, the managing underwriter shall ignore any discount that might otherwise apply as a result of the Issuer's control of the Company or the lack of liquidity or transferability of the Shares created by such control or this

Agreement.



                  (e) (i) In connection with a Sale, the Conversion Ratio shall be determined by the Issuer's investment banker or other financial advisor retained in connection with such Sale, or if there is no such banker or advisor,

or if such banker or advisor, in its discretion, shall permit, and the

Management Director shall so request, by such other investment banker or financial advisor or appraiser as the Issuer shall select and the Management

Director shall approve, which approval shall not be unreasonably withheld, and such determination shall be binding upon the Issuer and the Management

Stockholders and the Optionholders.



                        (ii) In the event of a Sale, the determination of the

Conversion Ratio shall be made by valuing the Company, on the one hand, and the

Issuer, on the other hand, as separate entities. In valuing the Company and the

Issuer, the investment banker shall take into account, among other factors: (A)

the historical and projected earnings and cash flow (as measured by EBIT or other appropriate measurement standards) of each of the Company and Issuer respectively; (B) multiples or other formulas typically used in transactions of this nature to value companies that are comparable (by virtue of the nature of business, size, years of operations and/or other appropriate characteristics) to the Company, on the one hand, and Issuer, on the other hand; and (C) to the extent not already included in the calculations made pursuant to clauses (A) and

(B) above, the impact on the value of each of the Company and Issuer of the synergies and economies of scale which have resulted and are projected to result from the affiliation of the Company and the Issuer. In addition, in valuing the

Company, the investment banker shall ignore any discount that might otherwise apply as a result of the Issuer's control of the Company or the lack of liquidity or transferability of the Shares created by such control or this

Agreement.



                  (f) The Issuer shall bear the cost of determining the

Conversion Ratio.



                  (g) (i) The Issuer shall issue to the Management Stockholders and Optionholders who are the subject of Conversion Options in connection with an IPO, stock certificates representing the Issuer capital stock into which their Shares and Option Shares have been converted within fifteen (15) business days following the IPO Closing Date provided that the Management Stockholders and Optionholders have provided to the Issuer all required Conversion Documents.



                  (ii) The Issuer shall issue to Management Stockholders and

Optionholders who are the subject of Conversion Options in connection with a

Sale, stock certificates representing the Issuer capital stock into which their

Shares and Option Shares have been converted within such time as is necessary to enable the Management Stockholders and Optionholders to participate in the Sale as stockholders of the Issuer; provided, however, that the Issuer shall not be required to issue any such certificates if (A) such certificates shall not be required to enable the Management Stockholders and Optionholders to so participate in the Sale or (B) a Management Stockholder or Optionholders has not

provided the Issuer with all required Conversion Documents.



            9.5 Cash Out Of Shares. If a Management Stockholder or Optionholders

has properly elected to exercise its Stockholder Cash Out Option in connection with an IPO, within fifteen (15) business days after the IPO Closing Date, the

Issuer shall pay to such Management Stockholder or Optionholders the Cash Out

Price by check against delivery to the Issuer of all Cash Out Documents.



            9.6 Purchase of Shares on Private Sale Consummation Date. If a

Management Stockholder or Optionholder has properly exercised its Private Sale

Put Option in connection with a Private Sale, within forty-five (45) days after the Private Sale Consummation Date, the Issuer shall pay to the Management

Stockholder or Optionholder the Put Price in accordance with the provisions of

Section 6.1(c), (d), and (e) each of which shall be applicable fully to the exercise and closing of the Private Sale Put Option.

      10. PIGGYBACK REGISTRATION RIGHTS



            10.1 Registration. (a) If, at any time after Flowers, Flowers or the

Company (for purposes of this Section 10, the "Issuer") has completed an IPO,

the Issuer determines to register any of its securities for its own account under the 1933 Act, (other than pursuant to a registration on form S-4 or S-8 or any successor form) in connection with the public offering of such securities,

the Issuer shall, at each such time, promptly give each Stockholder and its transferees who then holds Registrable Securities written notice of such determination. Subject to Section 9, upon the written request of a Stockholder and/or its transferees received by the Issuer within thirty (30) days after the giving of any such notice by the Issuer, the Issuer shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities that have been requested to be registered. If the total amount of Registrable

Securities that are to be included by the Issuer for its own account and at the request of holders thereof exceeds the amount of securities that the managing underwriter of the offering believes compatible with the success of the offering, then the Issuer will include in such registration only the number of securities which in the opinion of the managing underwriter can be sold, in the following order:



                        (i) first, the securities of the Company;



                        (ii) then the Registrable Securities requested to be

included by any stockholder of the Issuer which has exercised a demand registration right in connection with such offering; and



                        (iii) then the Registrable Securities requested to be

included by all other Stockholders and their transferees and any other Person exercising piggyback registration rights with respect to such Offering pro rata based on the number of Registrable Securities owned by each of them which each of them requested be included in such registration or in such different proportion as all such Persons shall agree upon.



                  (b) The Issuer shall retain the right to withdraw its

registration statement from filing prior to the effective date thereof, in which event the holders of Registrable Securities who have elected to have their

Registrable Securities included therein shall have no further rights to register their Registrable Securities under such registration statement pursuant to this

Section 10.1.



            10.2 Obligations of the Issuer. Whenever required under Sections

10.1 hereof to use its best efforts to effect the registration of any shares,

the Issuer shall: (a) prepare and file with the SEC, a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective; (b)

furnish to every holder of Registrable Securities included in the registration statement ("Holder") and its permitted transferees such numbers of copies of such registration statement, prospectuses and preliminary prospectuses as they may reasonably request; and (c) use its best efforts to register and qualify the securities covered by the registration statement under such securities or blue sky laws of such jurisdictions and with such other governmental agencies or authorities and take such other actions that may be reasonably requested to enable Holders and their permitted transferees to consummate the disposition in such jurisdictions of the Registrable Securities; and (d) if requested by the managing underwriter for any underwritten registration enter into an underwriting agreement with the underwriters for such offering ("Underwriting

Agreement") (i) satisfactory in substance and form to the Issuer and the underwriters, and (ii) containing such representations and warranties by the

Issuer and such other terms as are customarily used in agreements of this type,

including, without limitation, indemnification and contribution obligations customarily required by such underwriters in such agreement and indemnification and contribution rights customarily provide to selling securityholders in such agreement.



            10.3 Obligations of the Holder. Each holder selling Registrable

Securities in any registration pursuant to Section 10.1 shall, as a condition for inclusion of such Registrable Securities in such registration:



                  (a) execute and deliver an Underwriting Agreement (i)

satisfactory in substance and form to the Issuer and the underwriters, and (ii)

containing such representations and warranties and such other terms as are customarily used in agreements of this type, including, without limitation,

indemnification and contribution obligations customarily required by such underwriters in such agreement. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any Holder to make any representations or warranties to or agreements with the

Issuer or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law;



                  (b) furnish to the Issuer such information regarding them, the

Registrable Securities held by it, and the intended method of disposition of such securities as the Issuer shall reasonably request and as shall be required in connection with any action to be taken by the Issuer hereunder; and



                  (c) to the fullest extent permitted by law, indemnify and hold harmless the Issuer, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Issuer within the meaning of the 1933 Act, and
each agent and any underwriter for the Issuer and any Person who controls any such agent or underwriter and each other Holder and any person who controls such

Holder (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities (or actions in respect thereto) which arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided,

however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Issuer or any underwriter or other indemnitee from whom the person asserting any such losses, claims,

damages, liabilities and judgments purchased Shares, or any person controlling such Issuer or underwriter or other indemnitee, if the Issuer shall have furnished any amendments or supplements to such preliminary prospectus and a copy of such preliminary prospectus as so amended or supplemented was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the prospectus as so amended and supplemented by the Issuer would have cured the defect giving rise to such loss,

claim, damage, liability or judgment. Such Holder will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer,

control person, agent, underwriter, or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action.



            10.4 Expenses of Registration. All expenses incurred in connection with the registration pursuant to this Section 10 (excluding underwriter's discounts and commissions attributable to the Holder's Registrable Securities,

and fees and expenses of Holders' counsel, all which shall be borne by Holders)

shall be borne by the Issuer.



      11. TERM



            11.1 This Agreement shall terminate with respect to the Company and all Stockholders upon the occurrence of any of the following events:



                  (a) any Stockholder becoming the owner of all of the Shares which are then subject to this Agreement;



                  (b) the merger, consolidation or combination of the Company with or into, or the acquisition of the stock or assets of the Company by,

another person (other than an

Affiliate of the Company or Flowers) as a result of which the Stockholders and

Optionholders and their permitted transferees own less than fifty percent (50%)

of the Voting Power on a Fully Diluted Basis of such entity;



                  (c) the execution of a written instrument by the Company and each of the Stockholders terminating this Agreement; or



                  (d) the completion of an IPO of Flowers or the Company (except that in the event of an IPO of Flowers the provisions of Sections 9 and 10 shall survive the termination of the Agreement).



            11.2 This Agreement shall automatically terminate with respect to a

Stockholder or Optionholder in the event that his interest in his Shares and

Options completely terminates and, upon such complete termination, such

Stockholder or Optionholders shall have no further rights or obligations hereunder other than those rights and obligations arising prior to such termination. If such Stockholder or Optionholders subsequently acquires or reacquires Shares or Options, he shall automatically become bound once again by the terms of this Agreement. This Section in no event shall be interpreted so as to relieve a Stockholder or Optionholders of liability for his breach of or failure to comply with any term or provision hereof arising or existing prior to or at the time of the termination of this Agreement.



      12. MISCELLANEOUS



            12.1 Expenses. Except as otherwise specifically provided in this

Agreement, each of the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this

Agreement including, without limitation, all fees and expenses of the respective parties' attorneys and other representatives. This Section 12.1 shall survive the termination of this Agreement.



            12.2 Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid return receipt requested) if addressed to the

Stockholders or Optionholders at the addresses set forth on Schedule A hereto,

and as follows:

                          (i)    If to Flowers, one copy to:



                                 1-800-Flowers, Inc.

                                 1600 Stewart Avenue

                                 Westbury, New York 11590

                                 Telecopier:  (516) 237-6060

                                 Attn:  William Shea



                                 with a copy to:



                                 Gallagher Walker & Bianco

                                 98 Willis Avenue

                                 Mineola, New York 11501

                                 Telecopier:  (516) 248-2394

                                 Attn:  Gerard M. Gallagher, Esq.



                         (ii)    If to the Company, one copy to:



                                 The Plow & Hearth, Inc.

                                 Route 230 West

                                 Madison, Virginia 22727

                                 Telecopier:  (540) 948-5369

                                 Attn:  Peter G. Rice



                                 with a copy to:



                                 LeClair Ryan, a Professional Corporation

                                 707 East Main Street, 11th Floor

                                 Richmond, Virginia 23219

                                 Telecopier:  (804) 783-2294

                                 Attn:  Steven J. Keeler, Esq.



                  (b) Each such notice or other communication shall be effective

(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified on Schedule A hereto (with confirmation of transmission); or

(ii) if given by any other means, when delivered at the address specified on

Schedule A hereto. Any party by notice given in accordance with this Section

12.2 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

            12.3 Entire Agreement. This Agreement (including the Schedules and

Exhibits) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.



            12.4 Waivers and Amendments; Non-Contractual Remedies; Preservation

of Remedies. This Agreement may be amended upon the prior written consent of (i)

Flowers and its transferees other than Management Stockholders and Optionholders and (ii) holders of at least a Majority-in-Interest of Management Stockholders.

This Agreement may be waived, only by a written instrument signed by the party hereto waiving compliance. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.



            12.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State (except to the extent that corporate governance matters set forth herein are required as a matter of law,

to be governed by the laws of the Commonwealth of Virginia), without regard to the conflict of laws rules thereof.



            12.6 Dispute Resolution. Any and all disputes, controversies or claims arising out of or relating to this Agreement, or the enforcement or the breach thereof, shall be settled by arbitration in Garden City, New York administered by the American Arbitration Association under its Commercial

Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes,

and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.



            12.7 Consent to Jurisdiction. Subject to Section 12.6, each of the parties hereto irrevocably and voluntarily submits to personal jurisdiction in the State of New York and in the Federal and state courts in such state located in the Eastern District of New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the parties hereto further consents and agrees that such party may be served with process in the same manner as a notice may be given under Section 12.2. Each of the parties hereto agrees that any action or proceeding instituted by any of them against any other party with respect to this Agreement will be instituted exclusively in the state courts located in, and in the United States District

Court for, the Eastern District of New York. The parties hereto irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.



            12.8 Binding Effect; No Assignment. This Agreement and all of its

provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns.



            12.9 Further Assurances. Each of the parties shall do, execute,

acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement.



            12.10 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.



            12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.



            12.12 Headings; Interpretation. The headings contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.



            12.13 Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Stockholders

Agreement as of the date first above written.



                                        THE PLOW & HEARTH, INC.



                                        By:_____________________________________





                                        1-800 FLOWERS, INC.



                                        By:_____________________________________





                                        MANAGEMENT STOCKHOLDERS:



                                        ________________________________________

                                        Donald C. Beck



                                        ________________________________________

                                        Michael E. Burns



                                        ________________________________________

                                        Carol A. Cate



                                        ________________________________________

                                        Dawn M. Cottrell, as Joint Tenant with

                                        Right of Survivorship



                                        ________________________________________

                                        Ronald J. Cottrell, as Joint Tenant with

                                        Right of Survivorship



                                        ________________________________________

                                        James K. Kepchar

      IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.



                                        LASAHANE INVESTMENTS



                                        By:   Frank Borden Hanes, Jr., its

                                              Managing Partner



                                              By:_______________________________

                                                 Name:

                                                 Title:



                                        ________________________________________

                                        Peter G. Rice





                                        THE PETER VAN S. RICE FAMILY TRUST



                                        By:_____________________________________

                                           Name:

                                           Title: as Trustee



                                        ________________________________________

                                        Steven R. Wagner





                                        TUCKER ANTHONY, INC., CUSTODIAN FBO/C.

                                        CARTER WALKER, JR. IRA



                                        By:_____________________________________

                                           Name:

                                           Title: as Trustee

      IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.



                                        OPTIONHOLDERS:



                                        ________________________________________

                                        Anna M. Allen



                                        ________________________________________

                                        Caroline C. Busick



                                        ________________________________________

                                        Dawn M. Cottrell



                                        ________________________________________

                                        Thomas M. Freshwater



                                        ________________________________________

                                        Norman D. Hensel



                                        ________________________________________

                                        Robert G. Kohler



                                        ________________________________________

                                        Margaret S. Rice



                                        ________________________________________

                                        Peter M. Rice



                                        ________________________________________

                                        Richard N. VanSantvoord

                                        ________________________________________

                                        John H. Whitlow

                                   Schedule A





                                                                                          % of

                                                                                      Outstanding

                                                                      Options to     Shares giving

                            Related      No. of                        Purchase       effecting to      Options to       % of Out-

                            Employee   Shares of         % of        Common Stock     Exercise of     Purchase Common     standing

           Stockholder/        of        Owned       Outstanding      under the      Options under   Stock under the       Shares

           Optionholder               Common Stock      Shares      Existing Plan    Existing Plan       New Plan      Fully Diluted

           ------------     -------   ------------      ------      -------------    -------------       --------      -------------




Name:



Address:



Tel No.:



Fax No.:




         STEVE: PLEASE HAVE THE COMPANY BEGIN TO PREPARE THIS SCHEDULE]